                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Gardner Denver Machinery Inc.
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

   (3)  Filing Party:

   ----------------------------------------------------------------------------

   (4)  Date Filed:

   ----------------------------------------------------------------------------

GARDNER
----------
    DENVER




                                                               March 27, 1998



TO OUR STOCKHOLDERS:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders on Tuesday, May 5, 1998 at 1:30 p.m., at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois.

      The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, the President will report on current operations and plans. A question and answer period will follow.

      We look forward to a significant vote of the Common Stock either in person or by proxy. Your support is appreciated, and we hope that you will be able to join us at the May 5 meeting. However, whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy in the enclosed stamped and addressed envelope at your earliest convenience. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.



                                    Cordially,



Alan E. Riedel                      Ross J. Centanni
Chairman of the Board               President and Chief Executive Officer

                      GARDNER DENVER MACHINERY INC.
                         1800 GARDNER EXPRESSWAY
                         QUINCY, ILLINOIS 62301



              NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS


      Notice is hereby given that the 1998 Annual Meeting of Stockholders of Gardner Denver Machinery Inc. (the "Company") will be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 5, 1998, at 1:30 p.m., for the following purposes:

      1.    To elect two directors for a three-year term each; and
      2. To amend the Company's certificate of incorporation to change the corporate name to "Gardner Denver, Inc."; and
      3. To transact such other business as properly may come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 13, 1998, are entitled to notice of and to vote at the meeting. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.


                                    FOR THE BOARD OF DIRECTORS



                                    Helen W. Cornell
                                    Vice President, Corporate Secretary


Quincy, Illinois
March 27, 1998


                       RETURN OF PROXIES REQUESTED

    -----------------------------------------------------------------
          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
            SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY,
                FOR WHICH A RETURN ENVELOPE IS PROVIDED.
    -----------------------------------------------------------------

                      GARDNER DENVER MACHINERY INC.
                         1800 GARDNER EXPRESSWAY
                         QUINCY, ILLINOIS 62301

                             PROXY STATEMENT

                           GENERAL INFORMATION


      The accompanying proxy is solicited by the Board of Directors of Gardner Denver Machinery Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given in the proxy if it is returned duly executed and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.


      This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 27, 1998. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 13, 1998 (the "Record Date"). On that date, the outstanding voting securities of the Company were 16,004,753 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum.


      The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum with respect to items brought before the meeting, and will be counted as voting (but not for or against) with regard to the issue to which the abstention relates. Any "broker nonvote" also will be considered present for quorum purposes with respect to items brought before the meeting, but will not be counted as voting with regard to the issue to which it relates.

      The enclosed proxy indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form. If you are a participant in the Gardner Denver Machinery Inc. Retirement Savings Plan (the "Savings Plan") the enclosed proxy includes the number of equivalent shares credited to your respective account. When your proxy is returned properly signed, it will serve as direction to Bankers Trust Company, as Trustee (the "Trustee") for the
Savings Plan, to vote the shares held for your account in accordance with your instructions. Your properly signed proxy will also serve as a direction to the Trustee to vote all of the uninstructed shares of Common Stock credited to other participants' accounts and shares of Common Stock not yet allocated to participants' accounts in the same manner as you indicated. The Trustee will vote shares of Common Stock for which no instructions are received and shares of Common Stock not yet allocated to participants' accounts in the same proportion (for or against) as the shares of Common Stock for which instructions are received from Savings Plan participants. If you fail to return a proxy properly signed, the equivalent shares of Common Stock credited to your account will be voted by the Trustee in the same proportion as the shares for which instructions were received from other Savings Plan participants.

      The cost of soliciting proxies will be paid by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests by letter, telephone or in person for the return of proxies.

                          ELECTION OF DIRECTORS

      The authorized number of directors of the Company is presently fixed at six, divided into three classes, with each class having two members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

      For election as directors at the Annual Meeting of Stockholders to be held on May 5, 1998, the Board of Directors has approved the nominations of Frank J. Hansen and Thomas M. McKenna, who are currently directors, each to serve for a three-year term expiring in 2001. The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy, is required to elect each of the nominees to the director positions. If you return a proxy properly signed, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement.

      If either of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that either nominee will be unavailable.

      The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting:

                          NOMINEES FOR ELECTION

      FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS



[PHOTO] FRANK J. HANSEN, age 56, has been a director of Gardner Denver since June 1997. He has been President, Chief Operating Officer and a member of the Board of Directors of IDEX Corporation ("IDEX"), a publicly held manufacturer of proprietary fluid handling and industrial products, since January 1998. Mr. Hansen was previously Senior Vice President of IDEX from July 1994 until his promotion. From June 1989 to July 1994, he was President of IDEX's Viking Pump Business Unit. Mr. Hansen has a B.S. degree in Business Administration from Portland State University.


[PHOTO] THOMAS M. MCKENNA, age 60, has been a director of Gardner Denver since its spin-off from Cooper Industries, Inc. ("Cooper") in April 1994. He was President and Chief Executive Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, from August 1993 until January 1998. Mr. McKenna joined Moorman as Executive Vice President and Chief Operating Officer in August 1991, was elected to the Board of Directors in November 1991 and was President and Chief Operating Officer from November 1992 through July 1993. On December 30, 1997, Moorman was acquired by Archer Daniels Midland Company. Mr. McKenna has a B.A. degree from St. Mary's College and an M.B.A. from Loyola University. Mr. McKenna is a director of Mercantile Bancorp of Quincy, Illinois.

       DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

          TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS


[PHOTO] DONALD G. BARGER, JR., age 55, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. He has been Vice President, Chief Financial Officer of Worthington Industries, Inc. ("Worthington"), a publicly held manufacturer of metal and plastic products and processed steel products, since September 1993. Mr. Barger was Vice President-Controller of The BF Goodrich Company, a publicly held manufacturer of aerospace and specialty chemicals and plastics, from 1986 until joining Worthington in 1993. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex Corporation ("Quanex"), a publicly held manufacturer of engineered steel bars, aluminum flat-rolled products, and engineered, fabricated-metal products.


[PHOTO] MICHAEL J. SEBASTIAN, age 67, has been a director of Gardner Denver since its incorporation in November 1993.
                    He was previously Executive Vice President of Cooper from February 1982 until his retirement in August 1995. Mr. Sebastian has a B.S.M.E. degree from Santa Clara University and has completed the Harvard Business School's Advanced Management Program. Mr. Sebastian is a director of Cooper Cameron Corporation, a publicly held manufacturer of oil and gas pressure control equipment and gas turbines, compressors, reciprocating engines and turbochargers, and Quanex.


        TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] ALAN E. RIEDEL, age 67, has been Chairman of the Board of Directors of Gardner Denver since its incorporation in November 1993. Mr. Riedel was previously Vice Chairman of Cooper from August 1992 until his retirement in March 1994. From 1973 to August 1992, Mr. Riedel was Senior Vice President, Administration for Cooper. He has a B.A. degree in government and an Honorary Doctor of Laws degree from Ohio University and a J.D. degree from Case Western Reserve University School of Law. He has also completed the Harvard Business School's Advanced Management Program. Mr. Riedel is a director of Arkwright Mutual Insurance Company; Belden Inc., a publicly held manufacturer of electronic and electrical wire and cable; and The Standard Products Company, a publicly held manufacturer of rubber and plastic parts for the automotive industry. He is a trustee and former chairman of the Ohio University Foundation. Mr. Riedel currently is of counsel to Squire, Sanders and Dempsey L.L.P., which provided legal services to the Company during 1997 and continues to render such services to the Company.

[PHOTO] ROSS J. CENTANNI, age 52, has been President and Chief Executive Officer and a director of Gardner Denver since its incorporation in November 1993. Prior to Gardner Denver's spin-off from Cooper, he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery Division of Cooper (the "Division"), where he also served as Director of Marketing from August 1985 to June 1990. Mr. Centanni was Director of Corporate Planning for Cooper from August 1981 until joining the Division in 1985. He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State University. Mr. Centanni is a director of Denman Services, Inc., a privately held supplier of medical products.

               COMMITTEES, COMPENSATION AND GOVERNANCE OF
                         THE BOARD OF DIRECTORS

      The Company's Board of Directors held six meetings during 1997. The Board has a standing Audit and Finance Committee and a standing Management Development and Compensation Committee, each composed exclusively of nonemployee directors. During 1997, each director attended at least 75% of the meetings of the Board and the committees on which the director served. The Board does not have a standing Nominating Committee. Director nominations are made by the full Board.

      The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairman, Frank J. Hansen and Michael J. Sebastian, held three meetings during 1997. The functions of the Audit and Finance Committee are to instruct the independent auditors that the Board is the representative of the stockholders and as such is the client of the auditors; recommend the nomination of independent auditors for appointment by the Board; to review the independence of the auditors, the planned scope and results of their examination and the scope of any significant non-audit work performed; review the scope and results of the Company's internal control activities; review accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required; hold conferences and reviews with the auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and report to the Board the results of such reviews and conferences; monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy; review information concerning environmental, legal and other matters which may represent material financial exposure; and submit to the Board any recommendations the Committee may have. The Audit and Finance Committee also oversees the Company's Pension Investment Committee in their establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

      The Management Development and Compensation Committee, currently composed of Alan E. Riedel, Chairman, and Thomas M. McKenna, held three meetings during 1997. The functions of the Management Development and Compensation Committee are to review and consider succession planning, executive performance, organizational structure and assist the Chief Executive Officer in developing recommendations in these areas for Board consideration; review and consult with the Chief Executive Officer concerning the selection of officers of the Company and establish reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits; to designate those employees who will receive grants of stock options and other awards under the Company's Long-Term Incentive Plan (the "Incentive Plan") and the type and size of such grants; administer the Incentive Plan, including amendments and restatements as appropriate; and recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.


COMPENSATION OF DIRECTORS

      The Company's nonemployee directors each receive an annual retainer of $16,000. The Chairman receives an additional $16,000 annually for his duties as Chairman. In addition, nonemployee directors receive meeting attendance fees of $1,250 per meeting for board meetings and $1,000 per meeting for committee meetings. Directors are also reimbursed for reasonable expenses incurred in connection with attending board and committee meetings.

      The Gardner Denver Machinery Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") has been established to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units".

      Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $4,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date. The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary), when the director ceases to be a director of the Company for any reason.
Alternatively, a director may elect to have the fair market value of his account distributed in twelve or fewer equal monthly installments, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the ten trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 13, 1998:


                                                   PHANTOM STOCK
              NAME                                     UNITS
              ----                                 -------------
      Donald G. Barger, Jr.                              560

      Frank J. Hansen                                    133

      Thomas M. McKenna                                2,355

      Alan E. Riedel                                   4,269

      Michael J. Sebastian                               441
                                                       -----

           Total                                       7,758



      Under the Incentive Plan, each nonemployee director is automatically granted options to purchase 3,000 shares of the Company's Common Stock on the date immediately following the Annual Meeting of Stockholders. These options become exercisable one year from the date of grant, at the fair market value of the Common Stock on the date of the grant, and expire five years from the date of grant, subject to prior termination, under the terms of the Incentive Plan. Under the terms of the Incentive Plan, the size of the annual option grant and outstanding awards were appropriately adjusted as a result of the two-for-one split of the Company's Common Stock on January 15, 1997 and the three-for-two split on December 29, 1997.

CORPORATE GOVERNANCE

      The Company's Board of Directors has adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. The policy describes the criteria for selection and retention of outside directors; factors to ensure the Board remains independent; administrative practices of the Board; and the composition and compensation of the Board. The policy requires that the majority of the Board be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, at least 50% of the number of nonemployee directors shall be actively employed.

                    SECURITY OWNERSHIP OF MANAGEMENT
                      AND CERTAIN BENEFICIAL OWNERS

      In 1997, the Board of Directors adopted Stock Ownership Guidelines for the Company's nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to one times his annual retainer by the end of his first year as a director and three times his annual retainer at the end of five years of service on the Board. The guidelines also require that the CEO maintain an equity interest equal to five times his annual base salary and each Corporate Vice President maintain an equity interest in the Company equal to three times his annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an executive officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plan and the related Supplemental Excess Defined Contribution Plan are considered in determining compliance with these guidelines.

      The following table sets forth, as of March 13, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 1997 who is not a director and, (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of the dates indicated.



                                                                        AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP
                                                           -----------------------------------------------

                                                               DIRECT                         EMPLOYEE               PERCENT
NAME OF BENEFICIAL OWNERS                                  OWNERSHIP <F1>                 401(K) PLAN <F2>           OF CLASS
-------------------------                                  --------------                 ----------------           --------
DIRECTORS

Donald G. Barger, Jr.                                       17,400 <F3>,<F4>                                          <F*>
Ross J. Centanni                                           345,166 <F3>,<F5>                   11,540                   2.2%
Frank J. Hansen                                                900                                                    <F*>
Thomas M. McKenna                                           15,300 <F3>                                               <F*>
Alan E.  Riedel                                             65,298 <F3>,<F6>                                          <F*>
Michael J. Sebastian                                        35,469 <F3>                                               <F*>

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)

J. Dennis Shull                                            119,026 <F3>,<F7>                    4,881                 <F*>
Philip R. Roth                                              20,000 <F3>                         1,245                 <F*>
David Brown                                                    -0-                                137                 <F*>
Roger A. Finnamore                                         107,663 <F3>                         4,033                 <F*>

All directors and executive officers
as a group                                                 906,324 <F3>,<F4>,<F5>,<F6>,<F7>    28,701                   5.6

<F*> Less than 1%

<F1>   Each beneficial owner has sole voting and investment power with respect to all shares except as indicated below.

<F2>   Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plan, a 401(k) plan, and the related Supplemental Excess Defined
       Contribution Plan ("Excess Defined Contribution Plan").

<F3>   Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 13, 1998, as follows:
       15,000 shares for Mr. Barger; 285,601 shares for Mr. Centanni;
       14,600 shares for Mr. McKenna; 3,000 shares for Mr. Riedel, 3,000 shares for Mr. Sebastian; 60,750 shares for Mr. Shull; 9,300 shares for Mr. Roth; 59,501 shares for Mr. Finnamore; and 583,527 shares for the group.

<F4>   Includes 150 shares owned by Mr. Barger's son, as to which Mr. Barger shares voting and investment power.

<F5>   Includes 4,062 shares owned by Mr. Centanni's wife and children, as to which Mr. Centanni shares voting and investment power.

                                       6


<F6>   Includes 300 shares owned by Mr. Riedel's wife, as to which Mr. Riedel shares voting and investment power and 7,000 shares held in an IRA/Keough account.

<F7>   Includes 684 shares owned by Mr. Shull's children, as to which Mr.
       Shull shares voting and investment power.


    NAME AND ADDRESS                        AMOUNT AND NATURE OF                PERCENT
   OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP                OF CLASS
   -------------------                      --------------------                --------
First Manhattan Company                        1,869,675 <F1>                    11.7%
437 Madison Avenue
New York, New York

Harris Associates L.P.                         1,279,200 <F2>                     8.0%
Two North LaSalle Street
Chicago, Illinois

Ira Sochet                                     1,081,494 <F3>                     6.8%
9350 South Dixie Highway
Miami, Florida

<F1>   Based on Schedule 13G filing, dated as of February 9, 1998, made by
       First Manhattan Company ("First Manhattan"). First Manhattan reported that it has sole voting and sole investment powers with respect to 217,800 shares, shared voting power as to 1,639,575 shares and shared investment power as to 1,651,875 shares. Of the shares beneficially owned, 505,200 shares are owned by family members of General Partners of First Manhattan. With respect to these 505,200 shares, First Manhattan disclaims beneficial ownership as to 30,000 shares and disclaims investment power as to 475,200 shares.

<F2>   Based on Schedule 13G filing, dated as of January 29, 1998, made by
       Harris Associates, L.P. and certain of its affiliates, one of which is an investment advisor registered under the Investment Advisors Act of 1940 (collectively, "Harris"). Harris reported that it has shared voting and shared investment powers with respect to all 1,279,200 shares.

<F3>   Based on written confirmation dated as of February 3, 1998, made by
       Mr. Ira Sochet. Mr. Sochet previously filed an amended Schedule 13D, dated as of February 5, 1997, reporting that he has sole voting and investment powers with respect to all shares of Common Stock beneficially owned at that time.

                    EXECUTIVE MANAGEMENT COMPENSATION

       The following tables present compensation earned by the Chief Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 1997.


                                            TABLE 1
                                   SUMMARY COMPENSATION TABLE
                                                                               LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                           -----------------
   NAME AND                                        ANNUAL COMPENSATION        SECURITIES
   PRINCIPAL                                    ------------------------      UNDERLYING            ALL OTHER
   POSITION                           YEAR      SALARY ($)     BONUS ($)   OPTIONS (#)<F1>    COMPENSATION ($)<F2>
------------------------------------------------------------------------------------------------------------------
Ross J. Centanni                      1997       $325,833      $420,000          45,000              $31,313
    President & CEO                   1996        275,000       370,000          90,001               28,575
                                      1995        250,000       360,000         135,001               16,650

Philip R. Roth                        1997        185,000       150,000          15,001               13,275
    Vice President,                   1996        114,577       110,000          45,001                5,156
    Finance & CFO <F3>

J. Dennis Shull                       1997        150,000       140,000          11,251               11,925
    Vice President &                  1996        137,333       115,000          18,000               10,905
    General Manager,                  1995        128,283       105,000          45,000                7,213
    Compressor & Pump Division

David Brown                           1997         74,423       125,000          22,501                3,349
    Vice President &
    General Manager,
    Blower Division <F3>

Roger A. Finnamore                    1997        119,500        80,000           7,501                8,753
    Vice President,                   1996        114,000        75,000          18,000                9,180
    Manufacturing Services            1995        108,600        90,000          45,000                6,173
    & Technology

<F1>   The Company effected a two-for-one stock split of its Common Stock on
       January 15, 1997, and a three-for-two stock split on December 29, 1997. Long term compensation awards have been restated to reflect the effect of these stock splits.

<F2>   Amounts under "All Other Compensation" reflect the Company's contribution on behalf of each of the named executive officers to the Savings Plan and the related Excess Defined Contribution Plan.

<F3>   Mr. Roth became an executive officer when he joined the Company in May
       1996.  Mr. Brown became an executive officer when he joined the
       Company in August 1997.   In accordance with applicable SEC rules,
       information is not provided for years prior to the years during which these gentlemen became executive officers of the Company.

                                                         TABLE 2
                                                  OPTION GRANTS IN 1997
                                                                                               POTENTIAL
                                 INDIVIDUAL GRANTS                                          REALIZABLE VALUE
----------------------------------------------------------------------------------          AT ASSUMED ANNUAL
                            NUMBER OF       % OF TOTAL                                       RATES OF STOCK
                            SECURITIES        OPTIONS                                      PRICE APPRECIATION
                            UNDERLYING      GRANTED TO     EXERCISE                       FOR OPTION TERM <F4>
                             OPTIONS         EMPLOYEES      PRICE       EXPIRATION      -----------------------
     NAME             GRANTED (#) <F1>,<F2>   IN 1997  ($/SH) <F2>,<F3>  DATE <F1>       5% ($)         10% ($)
     ----             --------------------- ---------- ---------------- ----------      --------       --------
Ross J. Centanni              45,000            28%         $16.79       03/03/02       $208,766       $461,318

Philip R. Roth                15,001             9           16.79       03/03/02         69,593        153,783

J. Dennis Shull               11,251             7           16.79       03/03/02         52,196        115,340

David Brown                   22,501            14           22.44       08/04/02        139,485        308,226

Roger A. Finnamore             7,501             5           16.79       03/03/02         34,799         76,897

<F1>   These options have a five-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third annual anniversary dates following the date of grant.

<F2>   The Company effected a three-for-two split of its Common Stock on
       December 29, 1997. The number of securities underlying options granted and the exercise prices have been restated to reflect the stock split.

<F3>   The exercise price is equal to the average of the high and low price of the Company's Common Stock on the respective date of grant.

<F4>   Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the five-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and are not intended to reflect future stock price appreciation for the Company's Common Stock.

                                                         TABLE 3
                                           AGGREGATED OPTION EXERCISES IN 1997
                                         AND DECEMBER 31, 1997 OPTION VALUES<F1>

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS                  IN-THE-MONEY OPTIONS
                                                       AT DECEMBER 31, 1997 (#)    AT DECEMBER 31, 1997 ($) <F3>
                   SHARES ACQUIRED      VALUE          -------------------------   -----------------------------
     NAME          ON EXERCISE (#) RECEIVED ($)<F2>    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
Ross J. Centanni         5,400        $ 97,312           195,599      150,003        $4,039,282    $2,273,185

Philip R. Roth           6,900          81,218             8,100       45,002           125,550       584,398

J. Dennis Shull          1,500          33,875            88,500       38,251         1,873,126       599,540

David Brown                -0-             -0-               -0-       22,501               -0-        52,034

Roger A. Finnamore      15,000         249,218            60,000       34,501         1,253,251       569,696

<F1>   The Company effected a three-for-two split of its Common Stock on
       December 29, 1997. The number of shares acquired on exercise, the number of securities underlying unexercised options and the related exercise prices have been adjusted to reflect the stock split.

<F2>   The value received for shares acquired on exercise in 1997 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on the exercise date, or if the Common Stock did not trade on the exercise date, the average value on the last previous trading date, and the option exercise price.

<F3>   The value of the unexercised in-the-money options at December 31, 1997 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on December 31, 1997, and the option exercise prices.

     REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        ON EXECUTIVE COMPENSATION

       The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. Annually, the Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and grants of awards under the Incentive Plan. These elements are blended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

       The Company maintains a compensation plan for executives that consists of (i) base salary, (ii) annual incentive compensation through bonus opportunities and (iii) long-term incentives, currently in the form of stock option grants. The Company hired Frederic W. Cook & Co., Inc. ("Cook & Co.") in 1997 to review the Company's existing executive compensation practices and mix of pay, i.e., salary, bonus and long-term incentive, for competitiveness with peer companies and with a broad group of manufacturing companies. Cook & Co. confirmed to the Company that such practices were consistent with the Company's goal of attracting and retaining the best qualified executives.

BASE SALARY

       The Committee establishes a base salary for each executive officer at approximately the market median salary level for similar positions in independent manufacturing companies with annual revenues generally comparable to those of the Company. In 1997, the Committee utilized four surveys selected by its independent compensation consultant in determining the market median salary levels for each executive officer. Cook & Co. also provided specific comparisons of several peer companies' compensation practices for each company's CEO and four most highly compensated officers.

ANNUAL INCENTIVE COMPENSATION

       An annual cash bonus opportunity is awarded at the discretion of the Committee. This bonus is designed to relate the executive's annual compensation to overall corporate and individual performance. The bonus award is based on goals established by the Committee that combine personal performance as well as corporate performance during the bonus year. These goals are determined in the first quarter of the bonus year. The calculation of the annual cash bonus utilizes a target bonus concept, tempered by the Committee's judgment. A target bonus, expressed as a percentage of annual base salary, is specified for each executive officer, corresponding to median cash bonus payments made by comparable companies included in the compensation surveys utilized by the Committee.

       Corporate performance was judged based on a combination of diluted earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 1997. Both diluted earnings per share and cash flow were adjusted to exclude extraordinary transactions such as the financial effect of the acquisition completed in 1997 and cash spent on the relocation of the centrifugal blower manufacturing operation from Syracuse, New York to Peachtree City, Georgia, since these projects were not known at the time bonus targets were determined. Diluted earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to the acquisition completed in 1997 and cash spent for the new manufacturing facility in Georgia. Bonus payments increase as performance levels increase, and could range from zero if cash flow was less than $16.5 million and diluted earnings per share was less than $1.19, to a maximum payment if cash flow was at least $24.4 million and diluted earnings per share was at least $1.67. The maximum bonus payment, which is 250% of the median cash bonus payment for comparable size companies, results in total cash compensation in the 75th percentile or higher for the executive officers.

       The bonus payments for 1997 would have provided market median compensation if the Company had generated diluted earnings per share of $1.45
in 1997 and $18.5 million of free cash flow.   Maximum bonus payments
resulted from the $1.69 diluted earnings per share (excluding the earnings provided by the acquisition) and $28.9 million of cash flow (excluding funds utilized in completing the acquisition and capital spent on the new manufacturing facility) achieved in 1997.

       The Committee has the ability to vary formula outcomes to further reflect the degree of achievement of personal performance goals and overall perceived contributions by each participant. In reviewing individual contributions, the Committee evaluated the performance of each executive against specific, predetermined goals that had been agreed upon with respect to that executive. This process did not involve the use of specific formulas or the assignment of weights to specific factors. In making its determinations for executives other than Mr. Centanni, the Committee also considered the advice and recommendation of Mr. Centanni.

LONG-TERM INCENTIVES

       Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position and to provide incentives for specific employee performance. In selecting the recipients and the size of awards, the Committee views each recipient's opportunity for significant contribution to the Company's future growth and profitability.

       The Committee currently utilizes stock options to provide the named executives and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni, based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 1997, the stock option grants approximated the median grants for comparable companies. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 1997, the Committee granted options with 5-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

COMPENSATION OF CEO

       Mr. Centanni's base salary in 1997 was determined as described above. His annual bonus opportunity depended upon the corporate and his individual performance. In considering Mr. Centanni's individual performance for purposes of the annual bonus, the Committee considered the degree of achievement of diluted earnings per share and free cash flow goals established by the Committee as well as individual goals agreed upon between the Committee and Mr. Centanni. The implementation of SAP, an enterprise-wide, fully integrated software system; integration of recent acquisitions; new product development; and related achievements were carefully considered by the Committee. The Committee did not assign weights or apply any formula to these factors. In determining the 1997 stock option grant, the Committee considered the median range of option grants for CEOs in comparable independent companies as presented by Cook & Co. and set Mr. Centanni's grant between the 50th and 75th percentile of the option grants presented.

OTHER

       Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of compensation paid to specified executive officers. All compensation paid in 1997 to the Company's executive officers qualified for deduction under Section 162(m).

Alan E.  Riedel, Chairman
Thomas M. McKenna

STOCK PERFORMANCE GRAPH

       The Common Stock of the Company was registered under the Securities Exchange Act of 1934 effective March 31, 1994 and trading of such Common Stock began April 18, 1994, on a when-issued basis. The following table compares the cumulative total stockholder return for the Company's Common Stock on an annual basis through December 31, 1997 to the cumulative total returns for the same periods of (a) the Standard & Poor's 500 Stock Index; and (b) the Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company. All information presented assumes the reinvestment of dividends.




                                    [GRAPH]


                     03/31/94   12/30/94   12/29/95   12/31/96   12/31/97
-------------------------------------------------------------------------
Gardner Denver         $100       $100       $190       $342       $759
S&P 500                 100        105        145        178        238
MidCap Specialized      100         95        116        148        165
-------------------------------------------------------------------------

<F1>   The cumulative total return on the Company's Common Stock is reflected to begin as of the effective date of its registration under the Securities Exchange Act of 1934, March 31, 1994, but is based on the closing price of the first date of trading, April 18, 1994. Comparative cumulative total return data is calculated based on an investment on April 1, 1994.

                  EMPLOYEE AND EXECUTIVE BENEFIT PLANS

       In addition to the Incentive Plan discussed elsewhere in this Proxy Statement and group health, hospitalization and life insurance plans generally available to all employees, the Company also provides the following plans for the benefit of employees and executive officers.

SAVINGS PLAN

       The Savings Plan, which is intended to qualify under Section 401(k) of the Code, is administered by the Management Development and Compensation Committee of the Board of Directors. All employees, including officers of the Company, are eligible to participate in the Savings Plan, except that employees covered by a collective bargaining agreement may participate only if such agreement specifically provides for participation in the Savings Plan. Under the Savings Plan, each participating employee may elect to reduce his or her salary by up to 16%, subject to certain limitations set forth in the Code, and have such amount contributed to the Savings Plan. The Company makes matching contributions to the Savings Plan in an amount equal to 100% of each such participant's elective contributions up to 3% of such participant's compensation, and in an amount equal to 50% of each participant's elective contributions over 3% and up to 6% of the participant's annual compensation. Contributions by participants in excess of 6% of annual compensation are not matched by the Company. The Company maintains a Supplemental Excess Defined Contribution Plan that provides to certain employees (including those named in the Summary Compensation Table) benefits of the Savings Plan that cannot be provided by a qualified defined contribution plan due to Code provisions.

       A participant's elective contributions and the Company's matching contributions are fully vested when they are made. Participants are able to direct the investment of their contributions among eight investment funds, while the Company's matching contributions must be invested in Common Stock of the Company.

RETIREMENT PLANS

       The Company maintains the Gardner Denver Machinery Inc. Pension Plan (the "Pension Plan") and the Gardner Denver Machinery Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of all salaried employees and certain hourly employees as defined in the Pension Plan.

       Under the Pension Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid exceeding the Social Security wage base, annually to each individual's account. For this purpose, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant in the Pension Plan, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year.

       Employees who were formerly employees of Cooper were credited in the Pension Plan for service while employed by Cooper. Benefits for service through December 31, 1993 were determined under the Cooper Salaried Employees' Pension Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets were transferred from the Cooper pension trust to a trust
established by Gardner Denver for the Pension Plan.   Benefits at retirement
are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company will contribute to a trust fund sufficient to meet the minimum requirements under the Code to maintain the status of the plan as a qualified defined benefit plan.

       The Company also maintains the Excess Defined Benefit Plan. The Excess Defined Benefit Plan is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

       For each of the individuals shown in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 1997 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 1997 and 1996, and an interest rate of 6.0%.


                                  YEARS OF
                                  CREDITED              YEAR
                                SERVICE AS OF        INDIVIDUAL         ESTIMATED ANNUAL
                               MARCH 13, 1998      REACHES AGE 65      BENEFIT AT AGE 65
                               --------------      --------------      -----------------
Ross J. Centanni                     18                 2010                $177,624
Philip R. Roth                        1                 2016                  75,972
J. Dennis Shull                      22                 2014                  88,908
David Brown                         -0-                 2013                  28,824
Roger A. Finnamore                   16                 2009                  53,424


MANAGEMENT CONTINUITY AGREEMENTS

       The Company has a Management Continuity Agreement (the "Agreement") with each of the individuals named in the Summary Compensation Table. The purpose of the Agreement is to encourage each of the executive officers to continue to carry out his duties in the event of a possible change in control of the Company.

       Benefits are payable under the Agreement only if a "Change of Control" has occurred and within two years the officer's employment is terminated (a) by the Company or its successor for reasons other than "cause," or (b) voluntarily by the officer for "good reason," in each case as defined in the Agreement. A "Change of Control" will be deemed to have occurred if either
(i) any person or group acquires beneficial ownership of 20% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities

Exchange Act of 1934) otherwise occurs. The principal benefits to be provided to the officers under the Agreements are (i) a lump sum payment equal to a year's compensation (base salary and incentive compensation) multiplied by a factor of two, and (ii) continued participation in the Company's other employee benefit programs for two years following termination, but not beyond age 65.

        APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                        CHANGE THE COMPANY'S NAME

       On March 3, 1998, the Board of Directors of the Company adopted, subject to approval by the stockholders of the Company, a proposed amendment to the Company's Certificate of Incorporation, changing the name of the Company from "Gardner Denver Machinery Inc." to "Gardner Denver, Inc." (the "Amendment"). The Certificate of Incorporation, as amended, would otherwise remain unchanged from its current form.

       The purpose of the Amendment is to simplify the Company's name and emphasize the widely recognized and historically significant Gardner Denver trade name. The Company was originally part of the Gardner-Denver Company, a publicly held corporation with roots back to 1859. In 1979, Cooper acquired the Gardner-Denver Company and in 1985 established the predecessor to the Company, the Gardner-Denver Industrial Machinery Division. The Company has been known as Gardner Denver Machinery Inc. since November 1993 when Cooper incorporated the Division as the Company. The Board of Directors believes that the Gardner Denver trade name is of significant value to the Company and that changing the corporate name will strengthen the Company's association with its historical accomplishments and the quality reputation of its products.

       Approval of the Amendment requires the affirmative vote of a majority of all of the Company's issued and outstanding shares of Common Stock. Dissenting votes do not give rise to appraisal or other similar rights on the part of dissenting stockholders. Stockholders are strongly urged to return their proxies since abstentions and non-votes (i.e., shares held by brokers, fiduciaries or other nominees which are not authorized to vote on the Amendment) will have the same effect as votes against the Amendment.

       The Board of Directors believes that the adoption of the Amendment will be in the best interests of the stockholders and, accordingly, recommends a vote FOR this proposal, which is Item 2 on the proxy card. Proxies received in response to the Board's solicitation will be voted FOR approval of the Amendment if no specific instructions are included for Item 2.

            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The Company employed Arthur Andersen LLP ("Arthur Andersen") to perform the annual audit and to render other services for 1997, and the Board of Directors has reappointed Arthur Andersen to render these same services in 1998. Representatives of Arthur Andersen will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Public Accountants contained in the 1997 Annual Report to Stockholders, which accompanies this Proxy Statement. Representatives of Arthur Andersen will have the opportunity to make a statement, if they desire to do so.


             STOCKHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

       Stockholders' proposals intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 27, 1998 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are stockholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year.

                                    GARDNER DENVER MACHINERY INC.



                                    Helen W. Cornell
                                    Vice President, Corporate Secretary


March 27, 1998

                    GARDNER DENVER MACHINERY INC.
                            COMMON STOCK
     PROXY/VOTING INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS
                            MAY 5, 1998



  P    The undersigned (the "stockholder"), having received the Notice and
  R    Proxy Statement for the Annual Meeting of Stockholders, appoints Ross J.
  O    Centanni, Philip R. Roth and Helen W. Cornell, and each or any of them,
  X    as proxies, with full power of substitution, to represent the
  Y stockholder and to vote all shares of Common Stock of Gardner Denver Machinery Inc. which the stockholder is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 5, 1998 at 1:30 p.m., local time, and any and all adjournments of the meeting, in the manner specified.

       Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than as set forth on this card.

       PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8615, EDISON, NEW JERSEY, 08818-9123. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CAN NOT BE VOTED.

       Comments:
                 ----------------------------------------------
                                                                ---------------
       --------------------------------------------------------   SEE REVERSE
                                                                  SIDE
       -------------------------------------------------------- ---------------
       (If you have written in the above space, please mark the "comments" box on the reverse side of this card.)

                                *  DETACH PROXY CARD *





                                 GARDNER
                                 ---------
                                    DENVER



                            STOCKHOLDER INFORMATION

CORPORATE OFFICES

Gardner Denver Machinery Inc.
1800 Gardner Expressway
Quincy, Illinois 62301-9464
(217) 222-5400

TRANSFER AGENT AND REGISTRAR

First Chicago Trust Company of New York
P.O. Box 2500
Jersey City, NJ 07303-2500
(800) 519-3111
(201) 324-1225
(201) 222-4955 (for the hearing impaired)
Email address: fctc@delphi.com

NEWS RELEASES BY FAX

News releases, including the quarterly earnings release, are available by fax, without charge, by calling (800) 758-5804, extension 303875, or by visiting our homepage at http:/www.gardnerdenver.com.

      PLEASE MARK YOUR
/X/   VOTE AS IN THIS
      EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1 AND PROPOSAL 2.


-------------------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR"
                                     PROPOSAL 2.
-------------------------------------------------------------------------------

Two Directors are to be elected at the meeting.
The nominees of the Board of Directors are:

Frank J. Hansen and Thomas M. McKenna.

                        For        Withhold
1.    Election of
      Directors        / /           / /

To withhold your vote for any nominee(s), write the name(s) here:


-----------------------------------------------------------------

                                         For      Against     Abstain
2.    Approval of Amendment to
      Certificate of Incorporation to    / /        / /         / /
      Change Corporate Name to
      "Gardner Denver, Inc."


-------------------------------------------------------------------------------

Comments (see reverse)                 / /

I plan to attend the annual meeting.   / /


Please sign exactly as name or names appear on this proxy card. Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer.


------------------------------------------------------------------------------

------------------------------------------------------------------------------
Signature(s) of Stockholder(s)                              Date


                         *  FOLD AND DETACH HERE *



                       GARDNER DENVER MACHINERY INC.
                      ANNUAL MEETING OF STOCKHOLDERS
                              ADMISSION TICKET
                           MAY 5, 1998, 1:30 P.M.

                             HOLIDAY INN QUINCY
                           201 SOUTH THIRD STREET
                           QUINCY, ILLINOIS 62301




-------------------------------------------------------------------------------
                                   AGENDA


      * Call to order
      * Introduction of Directors and Officers
      * Nomination and Voting for Directors
      * Voting for Proposed Amendment to Certificate of Incorporation
      * President's Report
      * General Question and Answer Period

-------------------------------------------------------------------------------




-------------------------------------------------------------------------------
          THIS IS YOUR PROXY.  YOUR VOTE IS IMPORTANT.  IT IS IMPORTANT
          THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR
          NOT YOU ATTEND THE MEETING IN PERSON.  TO MAKE SURE YOUR
          SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE
          PROXY CARD ABOVE.
-------------------------------------------------------------------------------

                                    Appendix


       Page 12 of the printed proxy contains a Stock Performance Graph. The information contained in said graph is depicted in the table that follows the graph.